Exhibit 99.1


       RARE Hospitality Announces Second-Quarter Earnings from
           Continuing Operations of $0.41 Per Diluted Share

   Adjusted Second-Quarter Earnings from Continuing Operations Total
                        $0.42 Per Diluted Share

                 Revises Fiscal 2007 Earnings Guidance


    ATLANTA--(BUSINESS WIRE)--July 25, 2007--RARE Hospitality International, Inc. (NASDAQ: RARE) today announced financial results for the second quarter and six months ended July 1, 2007. Total revenues for the quarter increased 13.5% to $269,169,000 from $237,125,000 for the second quarter of fiscal 2006. Net earnings from continuing operations for the second quarter of fiscal 2007 were $12,743,000, or $0.41 per diluted share, which included an approximate $0.01 per diluted share income tax valuation allowance from the sale of Bugaboo Creek. Excluding this valuation allowance, adjusted net earnings from continuing operations for the second quarter of fiscal 2007 were $12,918,000, or $0.42 per diluted share. Net earnings from continuing operations for the second quarter of fiscal 2006 were $13,239,000, or $0.38 per diluted share. See page 5 for a reconciliation of all non-GAAP measurements to GAAP financial results discussed in this news release.

    Operating highlights for the Company's continuing operations follow.

    LongHorn Steakhouse - For the second quarter of fiscal 2007, LongHorn revenues increased 12.2% to $210,309,000. This growth reflected both a 1.1% increase in LongHorn's same-store sales for the quarter and an 11.5% expansion in the number of restaurants in operation to 282 at the end of the second quarter of fiscal 2007 from 253 at the end of the second quarter of fiscal 2006. RARE opened eight LongHorn restaurants during the second quarter and 18 for the first half of fiscal 2007. The Company plans to open seven to eight LongHorns during the third quarter. An aggregate of 32 to 34 openings is scheduled for the fiscal year.

    The Capital Grille - Revenue for Capital Grille increased 19.6% for the second quarter of fiscal 2007 to $56,686,000. Capital Grille again produced strong growth in same-store sales, which increased 6.9% for the second quarter and which represented the concept's twenty-first consecutive quarterly improvement in same-store sales. The Company opened one Capital Grille during the second quarter, contributing to the 16.7% expansion in the number of restaurants in operation to 28 at the end of the second quarter of fiscal 2007 from 24 at the end of the second quarter of fiscal 2006. RARE plans to open a total of four Capital Grilles during fiscal 2007, with one opening in each quarter of the year.

    "We are pleased with Capital Grille's outstanding results for the second quarter and with the improvement in LongHorn's same-store sales performance relative to the first quarter of 2007," stated Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE. "We have tempered our earnings outlook for the second half of the fiscal year due to greater than expected margin pressure, in part because of uncertainty in the futures market for beef."

    Financial Guidance

    Third-Quarter Fiscal 2007 - Based primarily on the Company's results for the first half of fiscal 2007 and the third quarter to-date, RARE today established its guidance for net earnings from continuing operations per diluted share for the third quarter of fiscal 2007 in a range of $0.21 to $0.24, compared with $0.13 for the third quarter of fiscal 2006, which included an asset impairment charge of $0.09 per diluted share. The Company's guidance for the third quarter of fiscal 2007 is based on an assumed range of same-store sales growth of 0% to 2% for LongHorn Steakhouse and 3% to 4% for Capital Grille, as well as the restaurant opening plans discussed above.

    Full-Year Fiscal 2007 - RARE also today revised its guidance for adjusted net earnings from continuing operations per diluted share for fiscal 2007 to a range of $1.52 to $1.59 from the previous range of $1.59 to $1.64. The Company's guidance for fiscal 2007 is based on an assumed range of same-store sales growth for the remaining two quarters of 0% to 2% for LongHorn Steakhouse and 3% to 4% for Capital Grille. The Company's guidance is also based on planned openings of 36 to 38 total restaurants during fiscal 2007. See page 5 for a reconciliation of all non-GAAP measurements to GAAP financial results discussed in this news release.

    Of course, the statements contained in the preceding paragraphs are forward-looking statements, and the achievement of these targets is dependent not only on RARE's continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.

    Conference Call

    RARE Hospitality International will hold a conference call to discuss this release tomorrow, July 26, at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.rarehospitality.com and clicking on Investor Relations or by going to www.investorcalendar.com. Participants are encouraged to go to the selected web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on October 25, 2007.

    Safe Harbor Provision

    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions regarding financial and operating matters; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same-store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large and growing restaurant base; increases in the cost of construction of new restaurants; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef or other products sold by the Company; unforeseen increases in commodity pricing; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation adversely affecting the restaurant industry, including (without limitation) minimum wage and mandatory healthcare legislation; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for fiscal 2006, quarterly reports on Form 10-Q and its current reports on Form 8-K, registration statements, press releases and other communications. Any forward-looking statement speaks only as of the date it was made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

    RARE Hospitality International, Inc. currently owns, operates and franchises 317 restaurants, including 287 LongHorn Steakhouse restaurants and 28 Capital Grille restaurants.



                 RARE HOSPITALITY INTERNATIONAL, INC.
             Unaudited Consolidated Financial Highlights
                (In thousands, except per share data)
                                                        Six Months
                                                    ------------------
                                   Fiscal Quarter
                                 ------------------
                                   13 Weeks Ended   26 Weeks  27 Weeks
                                 ------------------   Ended    Ended
                                  July 1,  July 2,   July 1,  July 2,
Statement of Operations Data:      2007      2006     2007      2006
                                 --------- -------- --------- --------
Revenues:
  Restaurant sales:
     LongHorn Steakhouse         $210,309  $187,478 $420,022  $395,484
     The Capital Grille            56,686    47,408  112,744    99,050
     Specialty concepts             2,047     2,097    3,788     4,177
                                 --------- -------- --------- --------
         Total restaurant sales   269,042   236,983  536,554   498,711
     Franchise revenues               127       142      254       275
                                 --------- -------- --------- --------
         Total revenues           269,169   237,125  536,808   498,986
                                 --------- -------- --------- --------
Costs and expenses:
  Cost of restaurant sales         98,988    86,125  197,025   181,592
  Operating expenses -
   restaurants                    120,490   103,999  237,680   215,858
  Depreciation and amortization
   - restaurants                   10,681     8,718   20,789    17,747
  Pre-opening expense               2,448     1,928    5,251     4,542
  General and administrative
   expenses                        15,806    16,128   32,270    33,233
                                 --------- -------- --------- --------
         Total costs and
          expenses                248,413   216,898  493,015   452,972
                                 --------- -------- --------- --------
     Operating income              20,756    20,227   43,793    46,014
Interest expense, net               1,787       425    3,322     1,095
Minority interest                      23        30      114       125
                                 --------- -------- --------- --------
 Earnings from continuing
  operations before income taxes   18,946    19,772   40,357    44,794
Income tax expense                  6,203     6,533   13,267    14,801
                                 --------- -------- --------- --------
  Net earnings from continuing
   operations                      12,743    13,239   27,090    29,993
Earnings (loss) from
 discontinued operations, net of
 tax                               (2,580)      170   (3,088)      636
                                 --------- -------- --------- --------
         Net earnings            $ 10,163  $ 13,409 $ 24,002  $ 30,629
                                 ========= ======== ========= ========
Basic earnings per common share:
  Continuing operations          $   0.42  $   0.39 $   0.90  $   0.89
                                 ========= ======== ========= ========
  Net earnings                   $   0.34  $   0.40 $   0.80  $   0.91
                                 ========= ======== ========= ========
Diluted earnings per common
 share:
  Continuing operations          $   0.41  $   0.38 $   0.87  $   0.87
                                 ========= ======== ========= ========
  Net earnings                   $   0.33  $   0.39 $   0.77  $   0.89
                                 ========= ======== ========= ========
Weighted average common shares
 outstanding:
  Basic                            30,225    33,650   30,171    33,571
                                 ========= ======== ========= ========
  Diluted                          31,083    34,605   31,082    34,543
                                 ========= ======== ========= ========

                                                     July 1,  Dec. 31,
Balance Sheet Data:                                   2007      2006
                                                    --------  --------
Cash and short-term investments                     $ 37,154  $ 37,379
Total assets                                         714,984   695,212
Long-term debt                                       125,000   125,000
Obligations under capital
 leases, net of current
 installments                                         54,496    41,290
Total shareholders' equity                           386,685   359,648




                 RARE HOSPITALITY INTERNATIONAL, INC.

 Unaudited Reconciliation of Net Earnings from Continuing Operations per Diluted Share to Adjusted Net Earnings from Continuing Operations per Diluted Share

                                                        Six Months
                                                     -----------------
                                     Fiscal Quarter
                                     ---------------
                                     13 Weeks Ended
                                     --------------- 26 Weeks 27 Weeks
                                                      Ended    Ended
                                                     July 1,  July 2,
                                     July 1, July 2,
                                      2007    2006     2007     2006
                                     ------- ------- -------- --------
Net earnings from continuing
 operations per diluted share(1)     $  0.41 $  0.38 $   0.87 $   0.87
Plus reconciling items (after tax):
     Income tax valuation
      allowance(2)                      0.01       -     0.01        -
                                     ------- ------- -------- --------
Adjusted net earnings from
 continuing operations per diluted
 share(3)                            $  0.42 $  0.38 $   0.88 $   0.87
                                     ======= ======= ======== ========




 Unaudited Reconciliation of Net Earnings from Continuing Operations per Diluted Share Results and Guidance to Adjusted Net Earnings from
                Continuing Operations per Diluted Share

                              Fiscal Quarter         Twelve Months
                           --------------------- ---------------------
                           Guidance for          Guidance for
                             13 Weeks   13 Weeks   52 Weeks   53 Weeks
                              Ended      Ended      Ended      Ended
                            Sept. 30,   Oct. 1,    Dec. 30,   Dec. 31,
                               2007       2006       2007       2006
                           ------------ -------- ------------ --------
Net earnings from
 continuing operations per
 diluted share(1)          $0.21 - 0.24    $0.13 $1.51 - 1.58    $1.45
Plus reconciling items
 (after tax):
  Income tax valuation
   allowance(2)                       -        -         0.01        -
  Financial Accounting
   Standard 144                       -     0.09            -     0.09
                           ------------ -------- ------------ --------
Adjusted net earnings from
 continuing operations per
 diluted share(3)           $0.21- 0.24    $0.22 $1.52 - 1.59    $1.54
                           ============ ======== ============ ========

(1) Represents net earnings from continuing operations per diluted share in accordance with accounting principles generally accepted in the United States (GAAP).

(2) In fiscal 2006, the Company recorded an income tax benefit receivable related to the Bugaboo Creek concept. In the second quarter of fiscal 2007, the Company established a valuation allowance against this benefit, which resulted in a $175,000 increase in income tax expense. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", requires that such changes in a valuation allowance be included as a component of income from continuing operations.

(3) RARE believes its calculation of adjusted net earnings from continuing operations per diluted share (the "adjusted results") provides comparability to prior periods. Both management and industry analysts rely on the adjusted results as a better measure of the ongoing operating performance of the Company. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management and industry analysts. The adjusted results should not be considered as measures of financial performance on a GAAP basis, and the items excluded from them are significant components in understanding and assessing financial performance. Because the adjusted results are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.



    CONTACT: RARE Hospitality International, Inc.
             W. Douglas Benn, Chief Financial Officer, 770-399-9595